Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-162455 and 333-172580 on Form S-8 of our report dated August 29, 2014 (May 5, 2015 as to Note 3), relating to the consolidated financial statements of Globe Specialty Metals, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Current Report on Form 8-K dated May 5, 2015.

/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida
May 5, 2015